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                                                      Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statements Nos. 33-56354, 33-70632, 33-72752, 33-83956, 33-94756, 333-06733, and 333-06939
on Form S-8, Registration Statements No. 333-11029, 333-11031, and 333-17453 on Form S-3, and Registration Statement No. 333-34021 on Form S-4 of
HFS Incorporated (the "Company") of our report dated January 24, 1997, appearing in the Annual Report on Form 10-K of HFS Incorporated, related to the combined financial position of Rental Car Operations of Avis, Inc. at December 31, 1996 and results of their operations and their cash flows for the period October 17, 1996 (Date of Acquisition) to December 31, 1996.




Deloitte & Touche LLP
New York, New York
March 31, 1997